Exhibit 99.1

CRITEO REPORTS SOLID RESULTS FOR THE THIRD QUARTER 2019
AND APPOINTS MEGAN CLARKEN AS CHIEF EXECUTIVE OFFICER

NEW YORK - October 30, 2019 - Criteo S.A. (NASDAQ: CRTO), the advertising platform for the open Internet, today announced financial results for the third quarter ended September 30, 2019.

•	Revenue decreased 1% year-over-year to $523 million, and growth was flat at constant currency[1].

•
Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC[2], decreased 1% year-over-year and Revenue ex-TAC growth was flat at constant currency, to $221 million (or $223 million at the Q3 guidance exchange rates), representing 42% of revenue.

•	Net income increased 15% year-over-year to $21 million.

•	Adjusted EBITDA[2] was $64 million, or 29% of Revenue ex-TAC.

•	Cash flow from operating activities was $43 million and Free Cash Flow[2] reached $19 million.

•	Our cash position was $409 million as of September 30, 2019.

•	Earnings per diluted share increased 12% to $0.28.

•	We update our 2019 outlook for Revenue ex-TAC growth and maintain our Adjusted EBITDA margin outlook.

•	The Company appoints Megan Clarken as new Chief Executive Officer, effective November 25, 2019.

"We have reached key milestones in our transformative journey," said JB Rudelle, CEO. "With a clear direction and augmented leadership, I am confident Criteo will succeed as the leading tech platform for the open Internet."

"Our solid Q3 results show continued progress on our transformation," said Benoit Fouilland, CFO. "We are committed to making our revenue more resilient and sustainable, and to drive efficiency across the company."

Operating Highlights

•	Revenue ex-TAC from new solutions, which include all solutions outside of retargeting, represented 11% of total, growing 57% year-over-year.

•	Among new solutions, Retail Media grew 25% on a Revenue ex-TAC basis.

•	Web Consideration, our new product for driving traffic on our clients' websites launched in Q3 and priced on a Cost-Per-Impression (or CPM) basis, was already live with 400 clients.

•	We added 238 net new clients in Q3, and maintained client retention at close to 90% for all products.

•	Same-client revenue[3] decreased slightly less than 3% year-over-year at constant currency and same-client Revenue ex-TAC[3] decreased 4% year-over-year at constant currency.

•	Criteo Direct Bidder, our header-bidding technology now connects to over 4,000 web publishers and over 200 app developers providing direct access to quality inventory.

___________________________________________________
1 Constant currency measures excludes the impact of foreign currency fluctuations and is computed by applying the 2018 average exchange rates for the relevant period to 2019 figures.
2 Revenue ex-TAC, Revenue ex-TAC margin, Revenue ex-TAC for Retail Media, Adjusted EBITDA, Adjusted EBITDA at constant currency Adjusted EBITDA margin, Adjusted net Income per diluted share, Free Cash Flow and growth at constant currency are not measures calculated in accordance with U.S. GAAP.
3 Same-client revenue or Revenue ex-TAC is the revenue or Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Revenue and Revenue ex-TAC

Revenue declined 1% year-over-year to $523 million (Q3 2018: $529 million), and growth was flat at constant currency. Revenue ex-TAC decreased 1% year-over-year to $221 million (Q3 2018: $223 million), and growth was flat at constant currency. The performance at constant currency was primarily driven by our business with new clients, in particular in the midmarket, offsetting a slight decline in our business with existing clients, despite continued adoption of our new solutions across our client base. Revenue ex-TAC as a percentage of revenue, or Revenue ex-TAC margin, was 42% (Q3 2018: 42%).

•
In the Americas, Revenue grew 1% year-over-year, or 1% at constant currency, to $214 million and represented 41% of total Revenue. Revenue ex-TAC growth was flat year-over-year, or flat at constant currency, to $85 million and represented 38% of total Revenue ex-TAC.

•
In EMEA, Revenue declined 5% year-over-year, or 1% at constant currency, to $186 million and represented 35% of total Revenue. Revenue ex-TAC declined 3% year-over-year, or grew 1% at constant currency, to $82 million and represented 37% of total Revenue ex-TAC.

•
In Asia-Pacific, Revenue increased 1% year-over-year, or declined 1% at constant currency, to $123 million and represented 24% of total Revenue. Revenue ex-TAC declined 1% year-over-year, or 2% at constant currency, to $54 million and represented 25% of total Revenue ex-TAC.

Net Income and Adjusted Net Income

Net income increased 15% year-over-year to $21 million (Q3 2018: $18 million). Net income margin as a percentage of revenue was 4% (Q3 2018: 3%), a 50-basis point increase year-over-year. Net income available to shareholders of Criteo S.A. increased 10% year-over-year to $19 million, or $0.28 per share on a diluted basis (Q3 2018: $17 million, or $0.25 per share on a diluted basis).

Adjusted Net Income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, decreased 2% year-over-year to $35 million, or $0.54 per share on a diluted basis (Q3 2018: $36 million, or $0.53 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA declined 8% year-over-year, or 3% at constant currency, to $64 million (Q3 2018: $70 million), primarily driven by the Revenue ex-TAC performance over the period. Adjusted EBITDA as a percentage of Revenue ex-TAC, which we refer to as Adjusted EBITDA margin, was 29% (Q3 2018: 31%), a 80-basis point decrease year-over-year at constant currency.

Operating expenses declined 3% to $160 million (Q3 2018: $165 million). Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, were flat at $138 million (Q3 2018: $138 million), demonstrating our disciplined expense management.

Cash Flow and Cash Position

Cash flow from operating activities decreased 14% year-over-year to $43 million (Q3 2018: $50 million). Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased 6% year-over-year to $19 million (Q3 2018: $21 million), representing 30% of Adjusted EBITDA (Q3 2018: 30%) and 44% for the first nine months 2019.

Cash and cash equivalents increased $45 million in the first nine months of 2019 to $409 million.

Criteo Appoints Megan Clarken as Chief Executive Officer

The Company announced today the appointment of Megan Clarken as Chief Executive Officer, effective November 25, 2019.

Megan Clarken spent fifteen years in various positions at Nielsen Holdings plc, and was recently Chief Commercial Officer of Nielsen Global Media. Born in New Zealand and living in New York, Megan Clarken brings to Criteo extensive global leadership experience and very strong industry expertise. Her deep know-how in product and partnerships, combined with a proven track record of driving complex company transformations, will be very valuable to the company.

Criteo’s founder JB Rudelle remains committed as Chairman of the Board of directors. He will ensure a smooth transition until Criteo reports its fiscal year 2019 results.

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of October 30, 2019.

We are taking a more moderate approach to our business outlook in the fourth quarter to reflect the softer trend in our business with large customers, in particular in the mobile app area, and the uncertainty around the impact this trend may have on the Holiday Season this year.

Fourth quarter 2019 guidance:

•	We expect Revenue ex-TAC to be between $255 million and $261 million, implying constant-currency growth of approximately -5% to -3%.

•	We expect Adjusted EBITDA to be between $99 million and $105 million.

Fiscal year 2019 guidance:

•
With a more moderate outlook for Q4, we now expect to achieve the low end of our Revenue ex-TAC guidance for fiscal year 2019 as communicated on July 30, 2019. As a result, we now expect approximately flat Revenue ex-TAC growth at constant currency in fiscal year 2019.

•	We maintain our outlook and expect Adjusted EBITDA margin for fiscal year 2019 of approximately 30% of Revenue ex-TAC.

The above guidance for the quarter and the fiscal year ending December 30, 2019, assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.895, a U.S. dollar-Japanese Yen rate of 109, a U.S. dollar-British pound rate of 0.792 and a U.S. dollar-Brazilian real rate of 3.938.

The above guidance assumes no acquisitions are completed during the fourth quarter and the fiscal year ending December 31, 2019.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies.

Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors. Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted Net Income per diluted share are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted Net Income per diluted share can provide useful measures for period-to-period comparisons of our business.

Accordingly, we believe that Adjusted Net Income and Adjusted Net Income per diluted share provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Revenue ex-TAC for Retail Media, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter and the fiscal year ending December 31, 2019, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2019, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, October 30, 2019, at 8:00 AM ET, 1:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the advertising platform for the open Internet, an ecosystem that favors neutrality, transparency and inclusiveness. 2,800 Criteo team members partner with 20,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Isabelle Leung-Tack, VP, Global Communications, i.leungtack@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2018	September 30, 2019
Assets
Current assets:
Cash and cash equivalents	$364,426	$409,178
Trade receivables, net of allowances of $25.9 million and $15.8 million at December 31, 2018 and September 30, 2019, respectively	473,901	356,699
Income taxes	19,370	22,412
Other taxes	53,338	52,810
Other current assets	22,816	18,165
Total current assets	933,851	859,264
Property, plant and equipment, net	184,013	197,522
Intangible assets, net	112,036	95,701
Goodwill	312,881	314,872
Right of Use Asset - operating lease (1)	—	169,921
Non-current financial assets	20,460	21,251
Deferred tax assets	33,894	43,357
Total non-current assets	663,284	842,624
Total assets	$1,597,135	$1,701,888

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$425,376	$322,284
Contingencies	2,640	4,183
Income taxes	7,725	2,751
Financial liabilities - current portion	1,018	2,827
Lease liability - operating - current portion (1)	—	49,367
Other taxes	55,592	48,313
Employee - related payables	65,878	59,824
Other current liabilities	47,115	38,868
Total current liabilities	605,344	528,417
Deferred tax liabilities	10,770	8,208
Retirement benefit obligation	5,537	8,740
Financial liabilities - non current portion	2,490	937
Lease liability - operating - non current portion (1)	—	135,841
Other non-current liabilities	5,103	5,340
Total non-current liabilities	23,900	159,066
Total liabilities	629,244	687,483
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 67,708,203 and 66,173,983 shares authorized, issued and outstanding at December 31, 2018 and September 30, 2019, respectively.	2,201	2,157
Treasury stock, 3,459,119 and 1,807,251 shares at cost as of December 31, 2018 and September 30, 2019, respectively.	(79,159)	(38,774)
Additional paid-in capital	663,281	663,439
Accumulated other comprehensive (loss)	(30,522)	(58,382)
Retained earnings	387,869	414,594
Equity - attributable to shareholders of Criteo S.A.	943,670	983,034
Non-controlling interests	24,221	31,371
Total equity	967,891	1,014,405
Total equity and liabilities	$1,597,135	$1,701,888

(1) Effective January 1, 2019 we have adopted ASC 842, Leases. We have elected the modified retrospective transition method and not restated comparative prior periods. Upon adoption, we recognized total operating lease liabilities of $223.5 million and operating right-of-use assets of $204.3 million.

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2019	YoY Change	2018	2019	YoY Change

Revenue	$528,869	$522,606	(1)%	$1,630,218	$1,608,876	(1)%

Cost of revenue
Traffic acquisition cost	(305,387)	(301,901)	(1)%	(936,096)	(928,559)	(1)%
Other cost of revenue	(32,921)	(31,101)	(6)%	(92,937)	(86,205)	(7)%

Gross profit	190,561	189,604	(1)%	601,185	594,112	(1)%

Operating expenses:
Research and development expenses	(41,796)	(41,414)	(1)%	(134,658)	(132,006)	(2)%
Sales and operations expenses	(90,526)	(85,985)	(5)%	(278,901)	(277,397)	(1)%
General and administrative expenses	(32,463)	(32,835)	1%	(102,698)	(102,372)	(0.3)%
Total Operating expenses	(164,785)	(160,234)	(3)%	(516,257)	(511,775)	(0.9)%
Income from operations	25,776	29,370	14%	84,928	82,337	(3)%
Financial income (expense)	(1,007)	(900)	(11)%	(3,338)	(4,228)	27%
Income before taxes	24,769	28,470	15%	81,590	78,109	(4)%
Provision for income taxes	(6,821)	(7,913)	16%	(27,845)	(23,614)	(15)%
Net Income	$17,948	$20,557	15%	$53,745	$54,495	1%

Net income available to shareholders of Criteo S.A.	$17,143	$18,778	10%	$50,678	$48,721	(4)%
Net income available to non-controlling interests	$805	$1,779	NM	$3,067	$5,774	88%

Weighted average shares outstanding used in computing per share amounts:
Basic	67,075,453	64,868,545		66,531,371	64,600,869
Diluted	68,625,673	66,067,045		67,864,802	65,916,219

Net income allocated to shareholders per share:
Basic	$0.26	$0.29	12%	$0.76	$0.75	(1)%
Diluted	$0.25	$0.28	12%	$0.75	$0.74	(1)%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2019	YoY Change	2018	2019	YoY Change
Net income	$17,948	$20,557	15%	$53,745	$54,495	1%
Non-cash and non-operating items	28,379	18,776	(34)%	103,808	72,735	(30)%
- Amortization and provisions	27,891	19,455	(30)%	79,040	57,381	(27)%
- Equity awards compensation expense (1)	17,262	11,165	(35)%	56,333	36,760	(35)%
- Change in deferred taxes	(1,806)	(2,710)	50%	(9,341)	(1,374)	(85)%
- Change in income taxes	(14,988)	(9,309)	(38)%	(18,988)	(19,939)	5%
- Other (2)	20	175	NM	(3,236)	(93)	(97)%
Changes in working capital related to operating activities	3,929	3,956	1%	17,573	36,243	NM
- Decrease in trade receivables	12,931	14,821	15%	114,377	120,164	5%
- Increase/(Decrease) in trade payables	13,091	(4,415)	NM	(76,599)	(77,895)	2%
- (Increase)/Decrease in other current assets	(8,229)	638	NM	5,550	2,150	(61)%
- (Decrease) in other current liabilities (2)	(13,864)	(10,177)	(27)%	(25,755)	(4,726)	(82)%
- Change in operating lease liabilities and right of use assets (3)	—	3,089	NM	—	(3,450)	NM
CASH FROM OPERATING ACTIVITIES	50,256	43,289	(14)%	175,126	163,473	(7)%
Acquisition of intangible assets, property, plant and equipment	(60,627)	(27,239)	(55)%	(86,920)	(69,343)	(20)%
Change in accounts payable related to intangible assets, property, plant and equipment	30,971	3,295	(89)%	6,850	(11,077)	NM
(Payment for) disposal of a business, net of cash acquired (disposed)	(38,100)	106	NM	(48,911)	(4,582)	(91)%
Change in other non-current financial assets	(45)	(165)	NM	(3)	(1,349)	NM
CASH USED FOR INVESTING ACTIVITIES	(67,801)	(24,003)	(65)%	(128,984)	(86,351)	(33)%
Repayment of borrowings	(248)	(167)	(33)%	(721)	(506)	(30)%
Net payments related to equity award activities	212	725	NM	774	638	(18)%
Change in treasury stock	—	(17,603)	NM	—	(17,603)	NM
Change in other financial liabilities (2)	(136)	(928)	NM	16,674	(1,167)	NM
CASH FROM (USED FOR) FINANCING ACTIVITIES	(172)	(17,973)	NM	16,727	(18,638)	NM
Effect of exchange rates changes on cash and cash equivalents (2)	(3,878)	(14,188)	NM	(18,290)	(13,732)	(25)%
Net increase (decrease) in cash and cash equivalents	(21,595)	(12,875)	NM	44,579	44,752	0.4%
Net cash and cash equivalents at beginning of period	480,285	422,053	(12)%	414,111	364,426	(12)%
Net cash and cash equivalents at end of period	$458,690	$409,178	(11)%	$458,690	$409,178	(11)%
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(23,614)	$(19,932)	(16)%	$(56,174)	$(44,927)	(20)%
Cash paid for interest, net of amounts capitalized	$(422)	$(337)	(20)%	$(1,262)	$(1,095)	(13)%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $17.1 million and $10.8 million of equity awards compensation expense for the quarter ended September 30, 2018 and 2019, respectively, and $55.3 million and $35.7 million of equity awards compensation for the nine months ended September 30, 2018 and 2019, respectively.

(2) During the quarter ended September 30, 2018, and the nine months September 30, 2018, respectively, the Company reported the cash impact of the settlement of hedging derivatives related to financing activities in cash from (used for) financing activities in the unaudited consolidated statements of cash flows

(3) Effective January 1, 2019 we have adopted ASC 842, Leases. We have elected the modified retrospective transition method and not restated prior periods. Changes in operating lease liabilities and right of use assets included rent prepayments and accrued rent amounts which were mapped to other current assets and trade payables in prior years.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2019	YoY Change	2018	2019	YoY Change

CASH FROM OPERATING ACTIVITIES	$50,256	$43,289	(14)%	$175,126	$163,473	(7)%
Acquisition of intangible assets, property, plant and equipment	(60,627)	(27,239)	(55)%	(86,920)	(69,343)	(20)%
Change in accounts payable related to intangible assets, property, plant and equipment	30,971	3,295	(89)%	6,850	(11,077)	NM
FREE CASH FLOW (1)	$20,600	$19,345	(6)%	$95,056	$83,053	(13)%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Region	2018	2019	YoY Change	YoY Change at Constant Currency	2018	2019	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$211,247	$213,937	1%	1%	$636,723	$645,904	1%	2%
EMEA	195,230	185,556	(5)%	(1)%	618,921	589,558	(5)%	1%
Asia-Pacific	122,392	123,113	1%	(1)%	374,574	373,414	(0.3)%	1%
Total	528,869	522,606	(1)%	(0.03)%	1,630,218	1,608,876	(1)%	2%

Traffic acquisition costs
Americas	(126,406)	(129,047)	2%	2%	(383,429)	(390,083)	2%	2%
EMEA	(111,131)	(103,899)	(7)%	(3)%	(343,601)	(328,591)	(4)%	2%
Asia-Pacific	(67,850)	(68,955)	2%	0.2%	(209,066)	(209,885)	0.4%	1%
Total	(305,387)	(301,901)	(1)%	(0.01)%	(936,096)	(928,559)	(1)%	2%

Revenue ex-TAC (1)
Americas	84,841	84,890	0.1%	0.1%	253,294	255,821	1%	2%
EMEA	84,099	81,657	(3)%	1%	275,320	260,967	(5)%	1%
Asia-Pacific	54,542	54,158	(1)%	(2)%	165,508	163,529	(1)%	(0.1)%
Total	$223,482	$220,705	(1)%	(0.1)%	$694,122	$680,317	(2)%	1%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2019	YoY Change	2018	2019	YoY Change
Net income	$17,948	$20,557	15%	$53,745	$54,495	1%
Adjustments:
Financial (income) expense	1,007	900	(11)%	3,338	4,228	27%
Provision for income taxes	6,821	7,913	16%	27,845	23,614	(15)%
Equity awards compensation expense	17,261	11,770	(32)%	56,809	40,043	(30)%
Research and development	4,901	3,230	(34)%	16,227	11,458	(29)%
Sales and operations	6,952	4,398	(37)%	23,451	16,292	(31)%
General and administrative	5,408	4,142	(23)%	17,131	12,293	(28)%
Pension service costs	419	388	(7)%	1,272	1,173	(8)%
Research and development	208	188	(10)%	640	572	(11)%
Sales and operations	83	71	(14)%	237	214	(10)%
General and administrative	128	129	1%	395	387	(2)%
Depreciation and amortization expense	25,619	22,388	(13)%	72,825	62,999	(13)%
Cost of revenue	16,571	12,193	(26)%	46,870	32,175	(31)%
Research and development	2,724	4,249	56%	7,190	11,260	57%
Sales and operations	4,442	4,178	(6)%	13,414	14,151	5%
General and administrative	1,882	1,768	(6)%	5,351	5,413	1%
Acquisition-related costs	516	—	(100)%	516	—	(100)%
General and administrative	516	—	(100)%	516	—	(100)%
Restructuring cost (1)	—	303	NM	(53)	2,921	NM
Research and development	—	172	NM	(332)	296	NM
Sales and operations	—	131	NM	290	2,196	NM
General and administrative	—	—	—%	(11)	429	NM
Total net adjustments	51,643	43,662	(15)%	162,552	134,978	(17)%
Adjusted EBITDA (2)	$69,591	$64,219	(8)%	$216,297	$189,473	(12)%
(1) For the Three Months Ended September 30, 2019 and the Nine Months Ended September 30, 2019, respectively, the Company recognized restructuring charges for its new organizational structure implemented to support its multi-product platform strategy as detailed below:

	Three Months Ended	Nine Months Ended
	September 30, 2019
(Gain) from forfeitures of share-based compensation expense	(606)	(3,284)
Depreciation and amortization expense	—	1,228
Payroll and Facilities related costs	909	4,977
Total restructuring costs	303	2,921

(2) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2019	YoY Change	2018	2019	YoY Change

Research and Development expenses	$(41,796)	$(41,414)	(1)%	$(134,658)	$(132,006)	(2)%
Equity awards compensation expense	4,901	3,230	(34)%	16,227	11,458	(29)%
Depreciation and Amortization expense	2,724	4,249	56%	7,190	11,260	57%
Pension service costs	208	188	(10)%	640	572	(11)%
Restructuring costs (1)	—	172	NM	(332)	296	NM
Non GAAP - Research and Development expenses	(33,963)	(33,575)	(1)%	(110,933)	(108,420)	(2)%
Sales and Operations expenses	(90,526)	(85,985)	(5)%	(278,901)	(277,397)	(1)%
Equity awards compensation expense	6,952	4,398	(37)%	23,451	16,292	(31)%
Depreciation and Amortization expense	4,442	4,178	(6)%	13,414	14,151	5%
Pension service costs	83	71	(14)%	237	214	(10)%
Restructuring costs (1)	—	131	NM	290	2,196	NM
Non GAAP - Sales and Operations expenses	(79,049)	(77,207)	(2)%	(241,509)	(244,544)	1%
General and Administrative expenses	(32,463)	(32,835)	1%	(102,698)	(102,372)	(0.3)%
Equity awards compensation expense	5,408	4,142	(23)%	17,131	12,293	(28)%
Depreciation and Amortization expense	1,882	1,768	(6)%	5,351	5,413	1%
Pension service costs	128	129	1%	395	387	(2)%
Acquisition related costs	516	—	(100)%	516	—	(100)%
Restructuring costs (1)	—	—	—%	(11)	429	NM
Non GAAP - General and Administrative expenses	(24,529)	(26,796)	9%	(79,316)	(83,850)	6%
Total Operating expenses	(164,785)	(160,234)	(3)%	(516,257)	(511,775)	(1)%
Equity awards compensation expense	17,261	11,770	(32)%	56,809	40,043	(30)%
Depreciation and Amortization expense	9,048	10,195	13%	25,955	30,824	19%
Pension service costs	419	388	(7)%	1,272	1,173	(8)%
Acquisition-related costs	516	—	(100)%	516	—	(100)%
Restructuring costs (1)	—	303	NM	(53)	2,921	NM
Total Non GAAP Operating expenses (2)	$(137,541)	$(137,578)	0.03%	$(431,758)	$(436,814)	1%

(1) For the Three Months Ended September 30, 2019 and the Nine Months Ended September 30, 2019, respectively, the Company recognized restructuring charges for its new organizational structure implemented to support its multi-product platform strategy as detailed below:

	Three Months Ended	Nine Months Ended
	September 30, 2019
(Gain) from forfeitures of share-based compensation expense	(606)	(3,284)
Depreciation and amortization expense	—	1,228
Payroll and Facilities related costs	909	4,977
Total restructuring costs	303	2,921

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2019	YoY Change	2018	2019	YoY Change
Equity awards compensation expense
Research and development	$4,901	$3,230	(34)%	$16,227	$11,458	(29)%
Sales and operations	6,952	4,398	(37)%	23,451	16,292	(31)%
General and administrative	5,408	4,142	(23)%	17,131	12,293	(28)%
Total equity awards compensation expense	17,261	11,770	(32)%	56,809	40,043	(30)%

Pension service costs
Research and development	208	188	(10)%	640	572	(11)%
Sales and operations	83	71	(14)%	237	214	(10)%
General and administrative	128	129	1%	395	387	(2)%
Total pension service costs	419	388	(7)%	1,272	1,173	(8)%

Depreciation and amortization expense
Cost of revenue	16,571	12,193	(26)%	46,870	32,175	(31)%
Research and development	2,724	4,249	56%	7,190	11,260	57%
Sales and operations	4,442	4,178	(6)%	13,414	14,151	5%
General and administrative	1,882	1,768	(6)%	5,351	5,413	1%
Total depreciation and amortization expense	25,619	22,388	(13)%	72,825	62,999	(13)%

Acquisition-related costs
General and administrative	516	—	(100)%	516	—	(100)%
Total acquisition-related costs	516	—	(100)%	516	—	(100)%

Restructuring costs (1)
Research and development	—	172	NM	(332)	296	NM
Sales and operations	—	131	NM	290	2,196	NM
General and administrative	—	—	—%	(11)	429	NM
Total restructuring costs	$—	$303	NM	$(53)	$2,921	NM

(1) For the Three Months Ended September 30, 2019 and the Nine Months Ended September 30, 2019, respectively, the Company recognized restructuring charges for its new organizational structure implemented to support its multi-product platform strategy as detailed below:

	Three Months Ended	Nine Months Ended
	September 30, 2019
(Gain) from forfeitures of share-based compensation expense	(606)	(3,284)
Depreciation and amortization expense	—	1,228
Payroll and Facilities related costs	909	4,977
Total restructuring costs	303	2,921

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2019	YoY Change	2018	2019	YoY Change

Net income	$17,948	$20,557	15%	$53,745	$54,495	1%
Adjustments:
Equity awards compensation expense	17,261	11,770	(32)%	56,809	40,043	(30)%
Amortization of acquisition-related intangible assets	3,920	5,456	39%	10,825	16,393	51%
Acquisition-related costs	516	—	(100)%	516	—	(100)%
Restructuring costs (1)	—	303	NM	(53)	2,921	NM
Tax impact of the above adjustments	(3,309)	(2,640)	(20)%	(9,505)	(7,971)	(16)%
Total net adjustments	18,388	14,889	(19)%	58,592	51,386	(12)%
Adjusted net income (2)	$36,336	$35,446	(2)%	$112,337	$105,881	(6)%

Weighted average shares outstanding
- Basic	67,075,453	64,868,545		66,531,371	64,600,869
- Diluted	68,625,673	66,067,045		67,864,802	65,916,219

Adjusted net income per share
- Basic	$0.54	$0.55	2%	$1.69	$1.64	(3)%
- Diluted	$0.53	$0.54	2%	$1.66	$1.61	(3)%

(1) For the Three Months Ended September 30, 2019 and the Nine Months Ended September 30, 2019, respectively, the Company recognized restructuring charges for its new organizational structure implemented to support its multi-product platform strategy as detailed below:

	Three Months Ended	Nine Months Ended
	September 30, 2019
(Gain) from forfeitures of share-based compensation expense	(606)	(3,284)
Depreciation and amortization expense	—	1,228
Payroll and Facilities related costs	909	4,977
Total restructuring costs	303	2,921

(2) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2019	YoY Change	2018	2019	YoY Change

Revenue as reported	$528,869	$522,606	(1)%	$1,630,218	$1,608,876	(1)%
Conversion impact U.S. dollar/other currencies		6,096			45,842
Revenue at constant currency(1)	528,869	528,702	(0.03)%	1,630,218	1,654,718	2%

Traffic acquisition costs as reported	(305,387)	(301,901)	(1)%	(936,096)	(928,559)	(1)%
Conversion impact U.S. dollar/other currencies		(3,450)			(25,582)
Traffic Acquisition Costs at constant currency(1)	(305,387)	(305,351)	(0.01)%	(936,096)	(954,141)	2%

Revenue ex-TAC as reported(2)	223,482	220,705	(1)%	694,122	680,317	(2)%
Conversion impact U.S. dollar/other currencies		2,645			20,259
Revenue ex-TAC at constant currency(2)	223,482	223,350	(0.1)%	694,122	700,576	1%
Revenue ex-TAC(2)/Revenue as reported	42%	42%		43%	42%

Other cost of revenue as reported	(32,921)	(31,101)	(6)%	(92,937)	(86,205)	(7)%
Conversion impact U.S. dollar/other currencies		(791)			(2,184)
Other cost of revenue at constant currency(1)	(32,921)	(31,892)	(3)%	(92,937)	(88,389)	(5)%

Adjusted EBITDA(3)	69,591	64,219	(8)%	216,297	189,473	(12)%
Conversion impact U.S. dollar/other currencies		3,461			9,434
Adjusted EBITDA(3) at constant currency(1)	$69,591	$67,680	(3)%	$216,297	$198,907	(8)%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	31%	29%		31%	28%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Nine Months Ended
	September 30,
	2018	2019
Shares outstanding as at January 1,	66,085,097	64,249,084
Weighted average number of shares issued during the period	446,274	351,785
Basic number of shares - Basic EPS basis	66,531,371	64,600,869
Dilutive effect of share options, warrants, employee warrants - Treasury method	1,333,431	1,315,350
Diluted number of shares - Diluted EPS basis	67,864,802	65,916,219

Shares issued as at September 30, before Treasure stocks	67,231,036	66,173,983
Treasury stock as of September 30,	—	(1,807,251)
Shares outstanding as of September 30, after Treasury stocks	67,231,036	64,366,732
Total dilutive effect of share options, warrants, employee warrants	8,368,660	8,494,732
Fully diluted shares as at September 30,	75,599,696	72,861,464

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	YoY Change	QoQ Change

Clients	18,118	18,528	18,936	19,213	19,419	19,373	19,733	19,971	4%	1%

Revenue	674,031	564,164	537,185	528,869	670,096	558,123	528,147	522,606	(1)%	(1)%
Americas	324,696	212,695	212,781	211,247	317,350	217,993	213,974	213,937	1%	(0.02)%
EMEA	221,019	222,611	201,080	195,230	220,904	209,643	194,359	185,556	(5)%	(5)%
APAC	128,316	128,858	123,324	122,392	131,842	130,487	119,814	123,113	1%	3%

TAC	(397,087)	(323,746)	(306,963)	(305,387)	(398,238)	(322,429)	(304,229)	(301,901)	(1)%	(1)%
Americas	(203,368)	(131,521)	(125,502)	(126,406)	(196,168)	(131,545)	(129,491)	(129,047)	2%	(0.3)%
EMEA	(120,662)	(119,893)	(112,577)	(111,131)	(128,053)	(117,291)	(107,401)	(103,899)	(7)%	(3)%
APAC	(73,057)	(72,332)	(68,884)	(67,850)	(74,017)	(73,593)	(67,337)	(68,955)	2%	2%

Revenue ex-TAC (1)	276,944	240,418	230,222	223,482	271,858	235,694	223,918	220,705	(1)%	(1)%
Americas	121,328	81,174	87,279	84,841	121,182	86,448	84,483	84,890	0.1%	0.5%
EMEA	100,357	102,718	88,503	84,099	92,851	92,352	86,958	81,657	(3)%	(6)%
APAC	55,259	56,526	54,440	54,542	57,825	56,894	52,477	54,158	(1)%	3%

Cash flow from operating activities	79,002	84,527	40,341	50,256	85,600	67,220	52,964	43,289	(14)%	(18)%

Capital expenditures	25,476	32,567	17,847	29,656	45,408	23,684	32,792	23,944	(19)%	(27)%

Capital expenditures/Revenue	4%	6%	3%	6%	7%	4%	6%	5%	N.A	N.A

Net cash position	414,111	483,874	480,285	458,690	364,426	395,771	422,053	409,178	(11)%	(3)%

Headcount	2,764	2,675	2,678	2,737	2,744	2,813	2,873	2,794	2%	(3)%

Days Sales Outstanding (days - end of month)	57	60	61	60	58	59	58	57	N.A	N.A

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.